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                                   Exhibit 4.1

      Senior Subordinated Convertible Debenture to GCA Strategic Investment
                                  Fund Limited

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) IF REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, A SECURITIES PURCHASE AGREEMENT, DATED AS OF THE DATE HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTIES, INCLUDING, WITHOUT LIMITATION, PROVISIONS WHICH (A) LIMIT THE CONVERSION RIGHTS OF THE HOLDER, (B) SPECIFY VOLUNTARY AND MANDATORY REPAYMENT, PREPAYMENT AND REDEMPTION RIGHTS AND OBLIGATIONS AND (C) SPECIFY EVENTS OF DEFAULT FOLLOWING WHICH THE REMAINING BALANCE DUE AND OWING HEREUNDER MAY BE ACCELERATED.

No.  1                                                               $2,250,000

                  3% SENIOR SUBORDINATED CONVERTIBLE DEBENTURE
                                       of

         Boston Biomedica, Inc., a Massachusetts corporation (together with its successors, the "Company"), for value received hereby promises to pay to:

                      GCA STRATEGIC INVESTMENT FUND LIMITED

(The "Holder") and registered assigns, the principal sum of Two Million Two Hundred Fifty Thousand ($2,250,000) or, if less, the principal amount of this Senior Subordinated Convertible Debenture (this "Convertible Debenture") then outstanding, on the Maturity Date by wire transfer of immediately available funds to the Holder in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest which shall accrue beginning the date hereof, quarterly in arrears, on (i) the last day of March, June, September and December of each year until the Maturity Date, commencing September 30, 2000 (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each an "Interest Payment Date"), (ii) the Maturity Date, (iii) each Conversion Date, as hereafter defined, and (iv) the date the principal amount of the Convertible Debentures shall be declared to be or shall automatically become due and payable, on the principal sum hereof

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outstanding  in like coin or  currency,  at the rates per annum set forth below, from the most recent Interest Payment Date to which interest has been paid on this Convertible Debenture, or if no interest has been paid on this Convertible Debenture, from the date of this Convertible Debenture until payment in full of the principal sum hereof has been made. The Maturity Date is August 25, 2003.

         The interest rate shall be three percent (3%) per annum (the "Interest Rate") or, if less, the maximum rate permitted by applicable law. Past due amounts (including interest, to the extent permitted by law) will also accrue interest at the Interest Rate plus 2% per annum or, if less, the maximum rate permitted by applicable law, and will be payable on demand ("Default Interest"). Interest on this Convertible Debenture will be calculated on the basis of a 360-day year of twelve 30 day months. All payments of principal and interest hereunder shall be made for the benefit of the Holder pursuant to the terms of the Agreement (hereafter defined). At the option of the Company, interest may be paid in cash or in shares of Common Stock. If the Company determines to pay interest in shares of Common Stock, it shall be required to notify the Holder of such election on the Closing Date. On each Conversion Date, interest shall be paid in shares of Common Stock on the portion of the principal balance of the Convertible Debenture then being converted. The number of shares of Common Stock issued as interest shall be determined by dividing the dollar amount of interest due on the applicable Interest Payment Date by the Conversion Price then in effect.

         This Convertible Debenture is a duly authorized issuance of Convertible Debentures of the Company referred to in that certain Securities Purchase Agreement dated as of the date hereof between the Company and the Purchaser named therein (the "Agreement"). The Agreement contains certain additional agreements among the parties with respect to the terms of this Convertible Debenture, including, without limitation, provisions which (A) limit the conversion rights of the Holder, (B) specify voluntary and mandatory repayment, prepayment and redemption rights and obligations and (C) specify Events of Default following which the remaining balance due and owing hereunder may be accelerated. All such provisions are an integral part of this Convertible Debenture and are incorporated herein by reference. This Convertible Debenture is transferable and assignable to one or more Persons, in accordance with the limitations set forth in the Agreement.

         This Convertible Debenture shall rank senior to any indebtedness of the Company except (a) the Company's outstanding credit facility with Fleet Bank and any successor thereof, including increases to such credit facility; (b) the Company's mortgage loan with Commerce Bank; and (c) any future sale and lease back transaction in connection with the Company's headquarters building in West Bridgewater, MA, to which it shall be junior in ranking.

         The Company shall keep a register (the "Register") in which shall be entered the names and addresses of the registered holder of this Convertible Debenture and particulars of this Convertible Debenture held by such holder and of all transfers of this Convertible Debenture. References to the Holder or "Holders" shall mean the Person listed in the Register as registered holder of such Convertible Debentures. The ownership of this Convertible Debenture shall be proven by the Register.

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     1. CERTAIN TERMS DEFINED. All terms defined in the Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for in the Agreement.

     2. COMPANY COVENANTS. The Company covenants and agrees to observe and perform each of its covenants, obligations and undertakings contained in the Agreement, which obligations and undertakings are expressly assumed herein by the Company and made for the benefit of the holder hereof.

     3. PAYMENT OF PRINCIPAL. The Company shall repay the remaining unpaid balance of this Convertible Debenture on the Maturity Date. The Company may, and shall be obligated to, prepay all or a portion of this Convertible Debenture on the terms specified in the Agreement.

         4.  CONVERSION.

         4.1 CONVERSION OF CONVERTIBLE DEBENTURE. Subject to Section 5 hereof, the Holder shall have the right, at its option, at any time from and after the 90th day following the date of issuance of this Convertible Debenture, to convert the principal amount of this Convertible Debenture, or any portion of such principal amount, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) determined pursuant to this Section 4.1. The number of shares of Common Stock to be issued upon each conversion of this Convertible Debenture shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price in effect on the date (the "Conversion Date") a Notice of Conversion is delivered to the Company, as applicable, by the Holder by facsimile dispatched prior to 5:00 p.m., E.S.T. Prior to sending the facsimile Notice of Conversion to the Company, the Holder shall notify the Company of such conversion by telephone to one of the following individuals on the following order of priority: (1) Richard T. Schumacher, (2) Kevin Quinlan and (3) Kathi Benjamin (or to each of the individual's voicemail if none of the individuals is available) as set forth in
         Section 4.4 hereto. The Company may change the individuals to whom such telephone notice shall be directed by notifying the Holder of any such change. The term "Conversion Amount" means, with respect to any conversion of this Convertible Debenture, the sum of (1) the principal amount of this Convertible Debenture to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Convertible Debenture to the Conversion Date plus (3) Default Interest, if any, on the interest referred to in the immediately preceding clause (2) plus (4) at the Holder's option, any amounts owed to the Holder pursuant to Section 4.3 hereof, Section 10.1 of the Agreement or Section 10.4 of the Agreement.

         4.2 CONVERSION PRICE. At the option of the Holder, any portion or all of the outstanding principal amount of this Convertible Debenture shall be converted into a number of shares of Common Stock at the conversion price (the "Conversion Price") equal to the lesser of (i) 110% of the volume weighted average sales price of the Common Stock, as reported by Bloomberg L.P. on the day immediately preceding the Closing Date (the "Fixed Conversion

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         Price") and (ii) 90% of the average of the five (5) lowest volume weighted average sales prices of the Common Stock as reported by Bloomberg L.P. during the 25 Trading Days immediately preceding but not including the date of the related Notice of Conversion (the "Formula Conversion Price").

         4.3      AUTHORIZED SHARES.

                  (1) Consistent with Section 7.11 of the Agreement, the Company
         (i) shall promptly irrevocably instruct the Company's transfer agent to issue certificates for the Common Stock issuable upon conversion of this Convertible Debenture and (ii) agrees that its issuance of this Convertible Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Convertible Debenture.

                  (2) If at any time a Holder of this Convertible Debenture submits a Notice of Conversion (x) the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in full in accordance with the provisions of this Article 4 or (y) the Company is prohibited by the applicable rules of the OTC Bulletin Board or the National Market on which the shares of Common Stock are listed and traded at that time to effect such conversion in full as provided in subsection (3) below, without stockholder approval (each, a "Conversion Default"), the Company shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Convertible Debenture which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized by the Company, or its stockholders, as applicable, at which time the Conversion Price in respect thereof shall be the lower of (i) the Conversion Price on the Conversion Default Date (as defined below) and
         (ii) the Conversion Price on the Conversion Date thereafter elected by the Holder in respect thereof. The Company shall pay to the Holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (N/365) x .24 x the Excess Amount on the Conversion Date in respect of the Conversion Default (the "Conversion Default Date"), where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company, or its stockholders, as applicable, authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Convertible Debenture or until the Company redeems the Excess Amount in accordance with the terms of this Convertible Debenture. The Company shall use its best efforts to authorize, or cause its stockholders to authorize within 40 days of the occurrence of a Conversion Default, as applicable, a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there

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         are or likely will be insufficient shares to allow full conversion thereof and (ii) a Conversion Default. The Company shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shares of Common Stock (at such time as there are sufficient authorized shares of Common Stock) at the Holder's option, as follows:

                           (a) In the event the Holder elects to take such
                  payment in cash, cash payment shall be made to Holder by the fifth Business Day of the month following the month in which it has accrued; and

                           (b) In the event the Holder elects to take such
                  payment in Common Stock, the Holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of payment) at any time after the fifth Business Day of the month following the month in which it has accrued (at such time as there are sufficient authorized shares of Common Stock) in accordance with the terms of this Article 4.

                  (3) The Holder's election pursuant to this Section 4.3 shall be made in writing to the Company at any time prior to 5:00 p.m., E.S.T., on the third Business Day of the month following the month in which Conversion Default payments have accrued. If no election is made, the Holder shall be deemed to have elected to receive cash. Nothing herein shall limit the Holders right to pursue actual damages (to the extent in excess of the Conversion Default Payments) due to the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

                  (4) In no event shall the Company issue more than the Maximum Number of Shares upon conversion of this Convertible Debenture, unless the Company shall have obtained approval by the stockholders of the Company ("Stockholder Approval") or a waiver of such requirement by the OTC Bulletin Board or the National Market on which the shares of Common Stock are listed and traded at that time. Once the Maximum Number of Shares has been issued (the date of which is hereinafter referred to as the "Maximum Conversion Date"), unless the Company shall have obtained Stockholder Approval or a waiver of such requirement by the OTC Bulletin Board or the National Market on which the shares of Common Stock are listed and traded at that time within 40 days of the Maximum Conversion Date, the Company shall pay to the Holder within five (5) Business Days of the Maximum Conversion Date (or, if the Company is, in good faith, using its best efforts to obtain Stockholder Approval, then the earlier of (x) 40 days following the Maximum Conversion Date, and
         (y) such date that it becomes reasonably apparent that Stockholder Approval will not be obtained within such 40 days period), the Redemption Price for the Excess Amount plus accrued and unpaid Default Interest, if any.

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                  (5) The Maximum Number of Shares shall be subject to
         adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof as contemplated by
         Article 11 of the Agreement. With respect to each Holder of Convertible Debentures, the Maximum Number of Shares shall refer to such Holder's pro rata share thereof based upon the aggregate principal balance of the Convertible Debentures then outstanding. In the event that the Company obtains Stockholder Approval, approval of the OTC Bulletin Board or the National Market on which the shares of Common Stock are listed and traded at that time, or otherwise is able to increase the number of shares to be issued above the Maximum Number of Shares (such increased number being the "New Maximum Number of Shares"), the references to Maximum Number of Shares above shall be deemed to be, instead, references to the New Maximum Number of Shares.

         4.4      METHOD OF CONVERSION.

                  (1) Prior to sending the Notice of Conversion via facsimile as set forth in Section 4.1 hereof, the Holder shall give notice to Richard T. Schumacher by telephone (and if Mr. Schumacher is not available to be reached by telephone, either Kevin Quinlan or Kathi Benjamin by telephone, or such other person designated by the Company after the Closing Date) that the Holder intends to submit a Notice of Conversion on such date. Notwithstanding anything to the contrary set forth herein, upon conversion of this Convertible Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Convertible Debenture to the Company unless the entire unpaid principal amount of this Convertible Debenture is so converted. Rather, the Holder shall send to the Company, and the Company shall send to the Holder, via overnight delivery service (a) the originally signed and executed Notice of Conversion and (b) an originally signed and executed ANNEX A to this Convertible Debenture indicating the amounts to be converted and the new principal balance of this Convertible Debenture taking into account the Notice of Conversion. The Company shall keep as part of its records the originally executed ledger and the Holder shall maintain a copy thereof. Upon execution of the conversion contemplated by the Notice of Conversion, the Company and the Holder shall deliver to one another an executed copy of ANNEX A. It is specifically contemplated that the Company shall act as the calculation agent for conversions and repayments. In the event there is a dispute as to the number of shares of Common Stock the Holder is entitled to receive upon a conversion of this Convertible Debenture (or the amount of cash to be received upon repayment or redemption of this Convertible Debenture), the amount of any payments due upon an Event of Default under this Convertible Debenture or the calculation of any of the foregoing, the Holder and the Company agree that (i) the Company shall issue to the Holder the undisputed number of shares of Common Stock (or pay any undisputed cash amounts with respect to a redemption or default payments) and (ii) each party will use its best efforts to resolve such dispute within one business day following the receipt of a Notice of Conversion (or Notice of Redemption, as applicable). If such dispute cannot be resolved within the one-day period, the Company and the Holder shall submit the dispute to

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         an independent accountant mutually agreed upon by the Company and the
         Holder to make a determination as to the amounts due to the Holder. Any such determination shall be final and binding on the Company and the Holder. The Company shall issue shares of Common Stock or pay any cash amounts owed to the Holder as a result of the resolution of the dispute within two business days following the receipt of the independent accountant's determination. The Holder and any assignee, by acceptance of this Convertible Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following a conversion of a portion of this Convertible Debenture, the principal amount represented by this Convertible Debenture will be the amount indicated on the ledger evidenced by ANNEX A attached hereto (which may be less than the amount stated on the face hereof).

                  (2) The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Convertible Debenture in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (3) Subject to Section 5 hereof, upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Convertible Debenture shall be deemed reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article 4, all rights with respect to the portion of this Convertible Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. Subject to Section 5 hereof, if the Holder shall have given a Notice of Conversion as provided herein, the Company's obligation to issue and deliver the certificates for shares of Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provisions thereof, the recovery of any judgment against any person or any action by the Holder to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, or any setoff, counterclaim, recoupment, limitation or termination, other than a breach by the Holder of any obligation to the Company, and subject to Section 4.4(1) irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The date of receipt (including receipt via telecopy) of such Notice of Conversion shall be the Conversion Date so long as it is received and the telephone notice thereof in accordance with Section 4.4(1) is made before 5:00 p.m., E.S.T., on such date.

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                  (4) Notwithstanding the foregoing, if a Holder has not
         received certificates for all shares of Common Stock prior to the expiration of the Deadline with respect to a conversion of any portion of this Convertible Debenture for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company), the Holder shall regain the rights of a Holder of this Convertible Debenture with respect to such unconverted portions of this Convertible Debenture and the Company shall, as soon as practicable, return such unconverted Convertible Debenture to the holder or, if the Convertible Debenture has not been surrendered, adjust its records to reflect that such portion of this Convertible Debenture not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 4.3 for the Company's failure to convert this Convertible Debenture.)

                  (5) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in Section 4.1 and in this Section 4.4, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's prime broker (as designated by Holder from time to time) with DTC through its Deposit Withdrawal Agent Commission System.

         5.       REDEMPTION BY COMPANY.

         5.1 COMPANY'S RIGHT TO REDEEM UPON RECEIPT OF NOTICE OF CONVERSION. In addition to the redemption rights set forth in the Agreement, upon delivery of a Notice of Conversion by the Holder (the "Initial Notice of Conversion"), if the Closing Bid Price of the Company's Common Stock on the date of the Notice of Conversion is less than 65% of the Closing Bid Price of the Common Stock on the Closing Date, the Company may elect to redeem in whole or in part, the remaining unpaid principal amount of this Convertible Debenture, for cash at a redemption price (the "Redemption Price") equal to (x) the number of shares of Common Stock into which this Convertible Debenture is then convertible, times
         (y) the average Closing Bid Price of Common Stock for the five (5) Trading Days as reported by Bloomberg L.P. immediately prior to the date that this Convertible Debenture is called for redemption, plus accrued and unpaid interest. The election by the Company to redeem any amount of this Convertible Debenture shall be applicable to any subsequent amount to be converted as set forth in any Notice of Conversion received by the Company in the twenty (20) calendar day period following the date of the Initial Notice of Conversion, subject to the provisions of Section 5.2 below.

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         5.2 MECHANICS OF REDEMPTION. The Company shall provide written notice of its election to redeem rather than convert the amounts set forth in the Notice of Conversion ("Redemption Notice") via facsimile to the Holder within one Business Day of the Confirmed Delivery of the Notice of Conversion to the Company, if such Confirmed Delivery is on a Business Day or by 5:00 E.S.T. of the next Business Day if such Notice of Conversion is not delivered on a Business Day, with a copy by either overnight or 2-day courier to the Holder of this Convertible Debenture to be redeemed at the address and facsimile number of such Holder appearing in the Company's register for the Convertible Debentures. The Company shall effect each such redemption within three (3) Business Days of giving the Redemption Notice. Such Redemption Notice shall indicate whether the Company will redeem all or part of such portion of the Convertible Debenture to be redeemed and the applicable Redemption Price. The Company shall not be entitled to send any notice of redemption and begin the redemption procedure unless it has (i) the full amount of the Redemption Price, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (ii) immediately available credit facilities, in the full amount of the Redemption Price, with a bank or similar financial institution on the date the Redemption Notice is sent to the Holders of this Convertible Debenture. Provided, however, the Company will process any Notice of Conversion received prior to the issuance of a Redemption Notice; and further provided that, after a Redemption Notice has been issued, the Holder may issue a Notice of Conversion which will not be honored unless the Company fails to make the redemption payment when due. In the event of such failure, the Notice of Conversion will be honored as of the date of the Notice of Conversion. Additionally, if the Company fails to make full payments of the Redemption Price of this Convertible Debenture being redeemed by the third Business Day following the Notice of Redemption, then the Company waives its right to redeem any of the remaining then outstanding Convertible Debentures pursuant to Section 5.1, unless approved in writing by the Holder.

         5.3 PAYMENT OF REDEMPTION PRICE. The Redemption Price shall be paid to the Holder of this Convertible Debenture within three (3) Business Days of the delivery of the Redemption Notice.

         6.       HOLDER'S RIGHT TO ADVANCE NOTICE OF ELECTION TO REDEEM.

         6.1 HOLDER'S RIGHT TO ELECT TO RECEIVE NOTICE OF CASH REDEMPTION BY COMPANY. The Holder of this Convertible Debenture shall have the right to require the Company to provide advance notice stating whether the Company will elect to redeem all or part of the redeemable portion in cash, pursuant to the Company's redemption rights discussed in Section
         5.1 above.

         6.2 MECHANICS OF HOLDER'S ELECTION NOTICE. Holder shall give notice to the Company by facsimile (the "Election Notice"), requiring that the Company disclose whether the Company would elect to redeem the redeemable portion of this Convertible Debenture (in

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whole or in part) if the Holder were to provide a Notice of Conversion within the next four (4) Business Days and sought to convert the Convertible Debenture in such principal amount as is specified in the Election Notice.

6.3 COMPANY'S RESPONSE. Company must respond, disclosing its election, within two (2) Business Days of receipt of Holder's Election Notice via facsimile. If Company does not respond to Holder within two (2) Business Days (by 12:00 noon, if required above) via facsimile, Company shall be deemed to have forfeited its right to exercise redemption pursuant to Section 5.1 upon its receipt of (but only with respect to) that Notice of Conversion.

7. HOLDER'S COVENANTS. The Holder of this Convertible Debenture, by its acceptance thereof, covenants and agrees that the Convertible Debenture is being acquired as an investment and not with a view to the distribution thereof in violation of the Securities Act, and that the Convertible Debenture may not be transferred, sold, assigned, hypothecated or otherwise disposed of, in whole, or in part, except as provided on the first page hereof and provided that the Holder shall have furnished to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

8. MISCELLANEOUS. This Convertible Debenture shall be deemed to be a contract made under the laws of the State of Massachusetts, and for all purposes shall be governed by and construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Convertible Debenture, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Company hereby submits to the exclusive jurisdiction of the United States District Court for Boston, Massachusetts and of any Massachusetts state court sitting in Boston, Massachusetts for purposes of all legal proceedings arising out of or relating to this Convertible Debenture. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Convertible Debenture.

         The Holder of this Convertible Debenture by acceptance of this Convertible Debenture agrees to be bound by the provisions of this Convertible Debenture which are expressly binding on such Holder.

                            [Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: August 25, 2000


                                                     BOSTON BIOMEDICA, INC.


                                                     By: /s/ Kevin W. Quinlan
                                                         -----------------------
                                                     Name: Kevin W. Quinlan
                                                     Title: President

                                     ANNEX A

                         CONVERSION AND REPAYMENT LEDGER

-----------------------------------------------------------------------------------------------------------------------------------
                 PRINCIPAL        INTEREST CONVERTED       PRINCIPAL CONVERTED      NEW PRINCIPAL     ISSUER       HOLDER
   DATE           BALANCE               OR PAID                  OR PAID               BALANCE       INITIALS     INITIALS
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

BOSTON BIOMEDICA, INC.                      HOLDER:

By: ______________________                  By:________________________________

Name:____________________                   Name:______________________________

Title: _____________________                Title: ____________________________

FULL NAME AND ADDRESS OF SUBSCRIBER FOR REGISTRATION PURPOSES:

NAME:

ADDRESS:

TEL NO:

FAX NO:

CONTACT
NAME:

DELIVERY INSTRUCTIONS (IF DIFFERENT FROM REGISTRATION NAME):

NAME:

ADDRESS:

TEL NO:

FAX NO:

CONTACT
NAME:

SPECIAL INSTRUCTIONS:
                     ----------------------------------------------------------

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder

                 in order to Convert the Convertible Debenture)

         The undersigned hereby irrevocably elects to convert $________ of the principal balance of the Convertible Debenture into shares of Common Stock, $.01 par value per share (the "Common Stock"), of Boston Biomedica, Inc. (the "Company") according to the conditions hereof, as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. The undersigned, as contemplated by Section 5.1 of the Securities Purchase Agreement pursuant to which the Convertible Debenture was issued, hereby states that the representations and warranties of the undersigned set forth therein are true and correct in all material respects as of the date hereof.

Conversion calculations:

                                    -------------------------------------------
                                    Date of Conversion

                                    -------------------------------------------
                                    Applicable Conversion Price

                                    -------------------------------------------
                                    Number of Shares

                                    -------------------------------------------
                                    Name/Signature

                                    Address:

                                    -------------------------------------------

                                    -------------------------------------------